Ex - 4.1

8.00% SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES

NUMBER	SAFE BULKERS, INC.	SHARES

CUSIP Y7388L 11 1

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

A CORPORATION FORMED UNDER THE LAWS OF REPUBLIC OF THE MARSHALL ISLANDS

This Certifies that	SAMPLE

is the owner of

FULLY PAID AND NON-ASSESSABLE 8.00% SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERRED SHARES, PAR VALUE $0.01 PER SHARE

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Articles of Incorporation of the Corporation, and all amendments thereto, copies of which are on file with the Transfer Agent, to all of which the holder hereof by the acceptance of this Certificate assents. The shares represented by this Certificate have limited voting rights.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
WITNESS the seal of the Corporation and the signatures of its duly authorized officers.
Dated:

Chairman and Chief Executive Officer	President and Secretary

The Corporation will furnish any stockholder upon request without charge a statement of the powers, designations, preferences and rights, and the qualifications, limitations and restrictions of such preferences and rights, of all classes and series of stock of the Corporation.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common

TEN ENT	- as tenants by the entireties

JT TEN	- as joint tenants with right of
survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors

ACT
(State)

Additional abbreviations may also be used though not in the above list.

For value received,	hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares

of the Series B Cumulative Redeemable Perpetual Preferred Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________________________________________________________________________________________ Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated	NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.